Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2024, except for Note 1 and Note 13 what are dated August 19, 2024, relating to the consolidated financial statements of Click Holdings Limited and Subsidiaries for the years ended December 31, 2023 and 2022.

/s/ Wei, Wei & Co., LLP

Flushing, New York

April 29, 2025